Exhibit 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) or any subsequent filings on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of LOOKSMART,LTD., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

     This Joint Filing Agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 24th day of August, 1999.

                                             COX INTERACTIVE MEDIA, INC.


                                             By: /s/ Andrew A. Merdek
                                             Name: Andrew A. Merdek
                                             Title: Secretary


                                             COX ENTERPRISES, INC.


                                             By: /s/ Andrew A. Merdek
                                             Name: Andrew A. Merdek
                                             Title: Secretary


                                             /s/Anne Cox Chambers
                                             -----------------
                                             Anne Cox Chambers


                                             /s/Barbara Cox Anthony
                                             -----------------
                                             Barbara Cox Anthony